Exhibit 99.1

Ciena Reports Unaudited Fiscal Second Quarter 2011 Results

Successfully completes critical integration milestones

LINTHICUM, Md.--(BUSINESS WIRE)--June 8, 2011--Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited financial results for its fiscal second quarter ended April 30, 2011.

For the fiscal second quarter 2011, Ciena reported revenue of $417.9 million.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal second quarter 2011 was $(62.7) million, or $(0.66) per common share, which compares to a GAAP net loss of $(90.0) million, or $(0.97) per common share, for the fiscal second quarter 2010.

Ciena's adjusted (non-GAAP) net loss for the fiscal second quarter 2011 was $(22.4) million, or $(0.24) per common share, which compares to an adjusted (non-GAAP) net loss of $(11.7) million, or $(0.13) per common share for the fiscal second quarter 2010. Reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release are provided in the tables in Appendix A.

“Momentum continues to be strong across our business, as evidenced by high levels of customer engagement, additional design wins around the world and strong order flows,” said Gary Smith, president and CEO of Ciena.

Second Quarter 2011 Performance Summary

  $417.9 million in fiscal second quarter revenue.
  Non-U.S. customers contributed 45% of total quarterly revenue.
  Two 10%-plus customers represented a total of 26% of quarterly revenue.
  GAAP operating expense of $221.5 million.
  Adjusted (Non-GAAP) operating expense of $186.0 million.
  GAAP gross margin of 39.7%.
  Adjusted (non-GAAP) gross margin of 41.3%, which excludes share-based compensation costs and amortization of intangible assets.
  Ended the quarter with cash and investments of $556.9 million.
  Successfully completed the transition of the Metro Ethernet Networks (“MEN”) business of Nortel* to Ciena’s back-office systems, ending all material Nortel Business Service activity.

Organizational Alignment

Ciena today also announced several leadership changes designed to support the company’s next phase of growth and emphasize continued alignment between our product development activities and market demands.

  Mike Aquino, currently Senior Vice President, Global Field Operations, will assume the role of General Manager, Global Government Solutions;
  Philippe Morin, currently Senior Vice President, Global Products Group, will assume the role of Senior Vice President, Global Field Operations;
  François Locoh-Donou, currently Vice President and General Manager, EMEA, will assume the role of Senior Vice President, Global Products Group.

These executive changes will become effective on August 1, 2011, the beginning of Ciena’s fiscal fourth quarter 2011.

Business Outlook

“Having successfully completed all of our critical integration milestones, we now have a strong foundation to optimize the business and gain additional operating leverage as we drive toward sustained profitability,” stated Smith. “We expect fiscal third quarter 2011 revenue to be in the range of $435 million to $455 million and adjusted gross margin to be in the low 40s range.”

Live Web Broadcast of Unaudited Fiscal Second Quarter 2011 Results

Ciena will host a discussion of its unaudited fiscal second quarter 2011 results with investors and financial analysts today, Wednesday, June 8, 2011 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at http://www.ciena.com/. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: www.ciena.com/investors.

About Ciena

Ciena is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. With focused innovation, Ciena brings together the reliability and capacity of optical networking with the flexibility and economics of Ethernet, unified by a software suite that delivers the industry’s leading network automation. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof. Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on March 10 2011. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “Momentum continues to be strong across our business…”; We expect fiscal third quarter 2011 revenue to be in the range of $435 million to $455 million and adjusted gross margin to be in the low 40s range.” Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

*'Nortel' is a trademark of Nortel Networks, used under license by Ciena.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,
	2010	2011
Revenue:
Products	$206,420	$336,026
Services	47,051	81,868
Total revenue	253,471	417,894

Cost of goods sold:
Products	118,221	202,665
Services	30,308	49,396
Total cost of goods sold	148,529	252,061
Gross profit	104,942	165,833
Operating expenses:
Research and development	71,142	99,624
Selling and marketing	45,328	61,768
General and administrative	21,503	32,480
Acquisition and integration costs	39,221	10,741
Amortization of intangible assets	17,121	13,674
Restructuring costs	1,849	3,164
Total operating expenses	196,164	221,451
Loss from operations	(91,222)	(55,618)
Interest and other income (loss), net	3,748	4,229
Interest expense	(4,113)	(9,406)
Loss before income taxes	(91,587)	(60,795)
Provision (benefit) for income taxes	(1,578)	1,891
Net loss	$(90,009)	$(62,686)
Basic net loss per common share	$(0.97)	$(0.66)
Diluted net loss per potential common share	$(0.97)	$(0.66)
Weighted average basic common shares outstanding	92,614	95,360
Weighted average dilutive potential common shares outstanding	92,614	95,360

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	April 30,
Current assets:	2010	2011
Cash and cash equivalents	$688,687	$506,840
Accounts receivable, net	343,582	391,330
Inventories	261,619	285,696
Prepaid expenses and other	147,680	139,536
Total current assets	1,441,568	1,323,402
Long-term investments	-	50,098
Equipment, furniture and fixtures, net	120,294	126,399
Other intangible assets, net	426,412	369,775
Other long-term assets	129,819	135,210
Total assets	$2,118,093	$2,004,884

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$200,617	$178,747
Accrued liabilities	193,994	190,618
Deferred revenue	75,334	99,187
Total current liabilities	469,945	468,552
Long-term deferred revenue	29,715	24,861
Other long-term obligations	16,435	19,232
Convertible notes payable	1,442,705	1,442,534
Total liabilities	1,958,800	1,955,179
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 94,060,300 and 95,659,218 shares issued and outstanding	941	957
Additional paid-in capital	5,702,137	5,728,532
Accumulated other comprehensive income	1,062	6,805
Accumulated deficit	(5,544,847)	(5,686,589)
Total stockholders' equity	159,293	49,705
Total liabilities and stockholders' equity	$2,118,093	$2,004,884

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Six Months Ended April 30,
	2010	2011
Cash flows from operating activities:
Net loss	$(143,342)	$(141,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of premium (discount) on marketable securities	575	(12)
Change in fair value of embedded redemption feature	(6,640)	(9,160)
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	13,543	29,367
Share-based compensation costs	16,799	18,886
Amortization of intangible assets	33,618	56,637
Provision for inventory excess and obsolescence	7,100	6,413
Provision for warranty	8,847	5,646
Other	1,037	3,474
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(53,255)	(48,351)
Inventories	(38,250)	(30,490)
Prepaid expenses and other	4,944	963
Accounts payable, accruals and other obligations	84,831	(26,078)
Deferred revenue	(3,043)	18,999
Net cash used in operating activities	(73,236)	(115,448)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(18,275)	(29,420)
Restricted cash	(9,046)	(11,853)
Purchase of available for sale securities	(63,591)	(49,894)
Proceeds from maturities of available for sale securities	424,841	-
Proceeds from sales of available for sale securities	179,380	-
Acquisition of business	(711,932)	-
Receipt of contingent consideration related to business acquisition	-	16,394
Net cash used in investing activities	(198,623)	(74,773)
Cash flows from financing activities:
Proceeds from issuance of 4.0% convertible notes payable, net	369,660	-
Proceeds from issuance of common stock and warrants	831	7,525
Net cash provided by financing activities	370,491	7,525
Effect of exchange rate changes on cash and cash equivalents	(108)	849
Net increase (decrease) in cash and cash equivalents	98,632	(182,696)
Cash and cash equivalents at beginning of period	485,705	688,687
Cash and cash equivalents at end of period	$584,229	$506,840

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$2,560	$16,411
Cash paid (refunded) during the period for income taxes, net	$1,294	$(231)
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$649	$3,242
Debt issuance costs in accrued liabilities	$5,021	$-
Fixed assets acquired under capital leases	$-	$1,401

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended April 30,
	2010	2011

Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$104,942	$165,833
Share-based compensation-products	548	505
Share-based compensation-services	453	502
Amortization of intangible assets	2,356	5,827
Fair value adjustment of acquired inventory	9,653	-
Product rationalization charges	6,572	-
Total adjustments related to gross profit	19,582	6,834
Adjusted (non-GAAP) gross profit	$124,524	$172,667
Adjusted (non-GAAP) gross profit percentage	49.13%	41.32%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$196,164	$221,451
Share-based compensation-research and development	2,259	2,597
Share-based compensation-sales and marketing	2,665	3,143
Share-based compensation-general and administrative	2,300	2,140
Acquisition and integration costs	39,221	10,741
Amortization of intangible assets	17,121	13,674
Restructuring costs	1,849	3,164
Total adjustments related to operating expense	65,415	35,459
Adjusted (non-GAAP) operating expense	$130,749	$185,992

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(91,222)	$(55,618)
Total adjustments related to gross profit	19,582	6,834
Total adjustments related to operating expense	65,415	35,459
Adjusted (non-GAAP) loss from operations	$(6,225)	$(13,325)
Adjusted (non-GAAP) operating margin percentage	-2.46%	-3.19%

Net Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(90,009)	$(62,686)
Total adjustments related to gross profit	19,582	6,834
Total adjustments related to operating expense	65,415	35,459
Change in fair value of embedded redemption feature	(6,640)	(2,030)
Adjusted (non-GAAP) net loss	$(11,652)	$(22,423)

Weighted average basic common shares outstanding	92,614	95,360
Weighted average basic common and dilutive
	92,614	95,360

Net Loss per Common Share
GAAP diluted net loss per common share	$(0.97)	$(0.66)
Adjusted (non-GAAP) diluted net loss per common share	$(0.13)	$(0.24)

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation costs – a non-cash expense incurred in accordance with share-based compensation accounting guidance.
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technologies and customer-related intangibles that Ciena is required to amortize over its expected useful life.
  Fair value adjustment of acquired inventory – an infrequent charge required by acquisition accounting rules resulting from the required revaluation of inventory acquired from the MEN Business to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and an increase in cost of goods sold for the periods indicated.
  Product rationalization charges – infrequent costs relating to excess and obsolete inventory charges and purchase commitment losses associated with product rationalization decisions made by Ciena as to the combined portfolio of products to be offered following the completion of the MEN Business acquisition.
  Acquisition and integration-related costs – reflects transaction expense, and consulting and third party service fees associated with the acquisition of the MEN Business and the integration of this business into Ciena's operations. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
  Restructuring costs – infrequent costs incurred as a result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Change in fair value of embedded redemption feature – a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes.

CONTACT:
Ciena Corporation
Press:
Nicole Anderson, 410-694–5786
pr@ciena.com
or
Investors:
Gregg Lampf, 888-243–6223
ir@ciena.com